UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 12, 2006 (Date of earliest event reported)
Maine & Maritimes Corporation (Exact name of registrant as specified in its charter)

ME (State or other jurisdiction of incorporation)	333-103749 (Commission File Number)	30-0155348 (IRS Employer Identification Number)

PO Box 789 (Address of principal executive offices)		04769 (Zip Code)
207 760 2499 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Maine & Maritimes Subsidiary, Maine Public Service Company, Receives

Final Approval From Maine Public Utilities Commission to

Increase Its Electric Delivery Rates

         This 8-K filing is to serve as notice to our investors and customers that Maine Public Service Company (MPS), a wholly owned utility subsidiary of Maine & Maritimes Corporation, has received final approval from the Maine Public Utilities Commission (MPUC) to increase its electric delivery rates. This filing also updates the prior 8-K filed on January 17, 2006 that concerns or references the revenue increases discussed below.

         On July 6, 2006, MPS received approval of a Stipulation in MPUC Docket No. 2006-24 that, among other things, increases electric delivery rates by 3.84% or $1,327,150. The distribution component of its delivery rate increased by 10.6%, or a total revenue increase not to exceed $1,750,000, the transmission component of its delivery rate decreased by 13.43% or $534,270, and the conservation component of its delivery rate increased by 20.00% or $111,420.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

      99.1       Press Release of Maine & Maritimes Corporation dated July 12, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2006	MAINE & MARITIMES CORPORATION By: /s/ J. Nicholas Bayne J. Nicholas Bayne President & CEO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Maine & Maritimes Corporation dated July 12, 2006